PS25-049 Amendment Agreement Template v20190325 Certain identified information marked with “[***]” has been omitted from this document because it is both (i) not material and (ii) the type that the registrant treats as private or confidential. AMENDMENT AGREEMENT No 2 to [***] MANUFACTURING AGREEMENT (PS22-052) This Amendment Agreement No. 2 to the [***] Manufacturing Agreement (PS22-052) (“Amendment”) is between: Volvo Car USA LLC, a limited liability company incorporated under the laws of United States of America (the “Supplier” or “VCCH”) and Polestar Performance AB, Reg. No. 556653-3096, a limited liability company incorporated under the laws of Sweden (“Buyer” or “Polestar”) Each of Supplier and Buyer is hereinafter referred to as a “Party” and jointly as the “Parties”. BACKGROUND A. The Parties have entered into the [***] Manufacturing Agreement (PS22-052) on 6th of September 2024 (the “Agreement”). B. The Parties now wish to amend the Agreement to the extent set out below. C. Now, therefore, the Parties agree as follows: 1. SCOPE OF AMENDMENT 1.1 The Agreement will be deemed amended to the extent herein provided and will, except as specifically amended, continue in full force and effect in accordance with its original terms. In case of any discrepancy between the provisions of this Amendment and the Agreement, the provisions of this Amendment shall prevail. Any definitions used in this Amendment shall, unless otherwise is stated herein, have the respective meanings set forth in the Agreement. 1.2 The amendments to the provisions in the Agreement as stated in Section 2.1-2.4 below, such provisions highlighted for ease of reference in bold italics, shall come into force as of 1 February 2026. 1.3 The amendments to the provision in the Agreement as stated in Section 2.5 below, such provision highlighted for ease of reference in bold italics, shall come into force the date this Amendment is signed by the last Party to sign it (as indicated by the date associated with that Party’s signature). 2. AMENDMENTS 2.1 Section 6.2.1. of the Agreement shall be amended and restated in its entirety as follows:

PS25-049 Amendment Agreement Template v20190325 6.2.1 Invoice for a Contract Product[***]Invoices may be generated electronically. However, the Buyer may request hard-copy summary invoices that summarises total batches of individual invoices over a specific period, in order to satisfy VAT and customs reporting requirements. 2.2 Section 8.1.1. of the Agreement shall be amended and restated in its entirety as follows: 8.1.1 For Factory Complete Contract Products, with the exception [***]otherwise agreed between the Parties. 2.3 Section 8.3.1. of the Agreement shall be amended and restated in its entirety as follows: 8.3.1 The Supplier is responsible for [***] 2.4 The following new section shall be incorporated as Section 8.3.5 to the Agreement: 8.3.5 The Supplier is responsible for the supply of a Contract Product, that [***]. 2.5 The following new section shall be incorporated in Exhibit 1 (Volume Planning Procedures) as Section 1.10: 1.10 The deadlines in Section 1.4 shall not apply for the Requested Volumes and Reserved Volumes for the calendar year 2028. Instead, [***] 3. GENERAL PROVISIONS 3.1 This Amendment is and should be regarded and interpreted as an amendment to the Agreement. The validity of this Amendment is therefore dependent upon the validity of the Agreement. 3.2 No amendment of this Amendment will be effective unless it is in writing and signed by both Parties. A waiver of any default is not a waiver of any later default and will not affect the validity of this Amendment. 3.3 Sections 21 and 22 of the Agreement shall apply to this Amendment as well. 3.4 The Parties may execute this Amendment in counterparts, including electronic copies, which taken together will constitute one instrument. ______________________________ [SIGNATURE PAGE FOLLOWS]

PS25-049 Amendment Agreement Template v20190325 VOLVO CARS USA LLC POLESTAR PERFORMANCE AB By: Robert Mana By: Anna Rudensjö Printed Name: Printed Name: ______ Title: Title: General Counsel Date: 25th February 2026 Date: 29th March 2026 By: Luis Rezende By: Jonas Engström Printed Name: Printed Name: _____________ Title: Title: COO ______ Date: 3rd March 2026 Date: 29thMarch 202 ______